Exhibit 99.1

Contact:

Jack Brennan, CFO - (305) 375-8005 or jbrennan@answerthink.com

Answerthink Announces First Quarter Results

-	Revenue and Proforma EPS in line with guidance.

-	Strong Sequential Revenue Growth of 9% Driven by Growth Across All Service Groups.

MIAMI, FL, April 26, 2005 – Answerthink, Inc. (Nasdaq: ANSR), a strategic business and technology consulting firm, today announced its financial results for the first quarter ended April 1, 2005.

First quarter revenue was $36.9 million, a 9% increase from the fourth quarter of 2004 and a 5% increase compared to the first quarter of 2004. Diluted loss per share was $0.03, compared to diluted earnings per share of $0.02 in the first quarter of 2004. The 2005 results include restructuring costs of $0.03 per diluted share, related to an increase in previously established restructuring reserves to reflect the buyout of the Company’s New York City real estate lease obligation.

Pro forma diluted earnings per share were $0.01, compared to $0.03 in the first quarter of 2004. Pro forma information is provided to enhance the understanding of the Company’s financial performance and is reconciled to the Company’s GAAP information in the accompanying tables.

The Company’s cash balances, including restricted cash and marketable investments, were $50.3 million at the end of the first quarter of 2005. During the quarter, the Company spent $809 thousand to repurchase 196,000 shares of the Company’s common stock. As of the end of the first quarter of 2005, $6.0 million remained available under the Company’s share repurchase program authorization.

“We continue to expand our offerings and market positioning around our unparalleled business process and best practice intellectual capital,” said Ted A. Fernandez, Chairman and CEO of Answerthink. “The market response to these efforts is most evident in the continuing sales growth in our subscription based Executive Advisory Programs, the acceptance of our newly launched transformation advisory offerings and the increasing revenues that we are starting to capture with our strategic alliance partners that leverage our proprietary implementation tools.”

Based on the current economic outlook, the Company estimates total revenues for the second quarter of 2005 to be in the range of $38.0 million to $40.0 million. The Company also estimates diluted earnings per share to be in the range of $0.02 to $0.05 and pro forma diluted earnings per share to be in the range of $0.03 to $0.05.

Page 2 of 7 – Answerthink Announces First Quarter Results

Other Highlights

Transformation Advisory Offerings - Hackett launched its Transformation Advisory Offerings, a portfolio of offerings designed to help clients rapidly close performance gaps identified through benchmark studies. To implement the new offerings, Answerthink’s Business Transformation Practice transitioned to become an integral part of Hackett’s offerings, brand, and management team. Hackett’s Transformation Advisory Offerings are now delivered and supported by over 100 Strategic Business Advisors.

Answerthink Sarbanes-Oxley Controls Assessment - Answerthink announced the availability of an automated Sarbanes-Oxley controls assessment service that quickly and easily evaluates how effectively companies are using controls capabilities within Oracle, PeopleSoft, and Lawson ERP systems. The service is designed to help companies lower the cost of financial controls related to Sarbanes-Oxley compliance, and provides detailed recommendations for how companies can further automate, strengthen and standardize controls.

New Hackett Advisory Program Targets Software Companies - Hackett announced a new advisory program to help software companies and other solutions providers incorporate Hackett’s world-renowned data and best practices research into their products, services, and associated sales and marketing efforts. The program offers companies access to Hackett’s world-class performance metrics, empirically based research and Strategic Business Advisors, enabling them to better target their multiple buyers, refine their product messaging, and quantify the benefits of solving specific business problems.

Hackett Book of Numbers Findings in Procurement & IT – Hackett released new Book of Numbers research findings in the areas of procurement and IT. In procurement, Hackett’s findings included that world-class procurement executives spend 27 percent more than their peers on technology, despite the fact that they spend dramatically less on procurement operations overall. According to Hackett’s research, increased spending and improved leverage of existing technology investments are key strategies that enable world-class procurement executives to shift spending away from transactional activities and towards work that provides higher strategic value and improves effectiveness. In IT, Hackett found that world-class IT executives achieve superior results in part by shifting their spending and staffing priorities away from technology infrastructure and towards more investment in applications, information delivery and other direct business value added areas.

Business Process Sourcing Conference – Hackett released findings from its recent business process sourcing conference, entitled “What’s the Right Sourcing Mix – Shared Services, Offshoring, and Outsourcing.” Conference presenters discussed the fact that while many companies attempt to cut costs by simply moving work to an offshore outsourcer, the formula for reaping benefits by improving business process sourcing is much more complex. One key element to success, according to presenters, is to analyze end-to-end business processes carefully, and consider a range of possible sourcing options before deciding on the right strategy that will best serve the company’s needs.

Page 3 of 7 – Answerthink Announces First Quarter Results

Representative Client Engagements

Global Finance Benchmark for an Aerospace & Defense Contractor – This company has contracted with Hackett for a global finance benchmark and transformation advisory services as the initial steps in a broad finance transformation initiative. The transformation advisory services will assist the client in making the benchmark results actionable by including detailed findings, opportunities and recommendations. The contract comes after a Hackett benchmark done with the finance organizations of several individual business units of this client.

SG&A Analysis for a Wireless Communications Systems Designer – This company has signed a two-year contract with The Hackett Group for its World-Class Program to evaluate selling, general, & administrative (SG&A) activities. The program will include an SG&A benchmark and membership in all four of Hackett’s Executive Advisory Programs. The company is seeking to reduce overall SG&A costs as a percentage of revenue, in the context of high growth projections, corporate acquisitions, and decreasing gross profit margins.

Sarbanes-Oxley Support for Global Air Courier Company – This client has expanded its existing relationship with Answerthink for Sarbanes-Oxley compliance support to include this company’s operations in Europe, and the Middle East and Asia-Pacific regions. Answerthink’s activities include evaluation, development, and documentation of process flows, test procedures for IT general controls, and business process controls. In addition, Answerthink is supporting this company’s finance best in class program, and assisting its development of standardized processes and ERP application for international accounts receivable.

Financial Planning and Management Reporting Process Analysis for an Aerospace & Defense Company – As a follow-on project to a Hackett benchmark study, which identified both system and process improvement opportunities, Answerthink was asked to assist the client in defining a new planning, reporting and analysis solution and deployment roadmap. Answerthink is also supporting the software evaluation and selection process, which will lead to the implementation of best-of-breed business intelligence and reporting solutions.

Financial Reporting Solution Deployment for a Major Pharmaceutical Manufacturer – Answerthink and its strategic alliance partner Accenture are assisting in the conceptual and detailed design of this company’s new financial management and reporting system. Following this design effort, support is now being provided for implementation of the Hyperion Financial Management solution, which will replace various legacy systems used for financial reporting. The new system will provide scalability critical for the company’s planned growth. It will also improve flexibility, enabling the company to accommodate changes in business and reporting requirements, and offer more robust reporting, analysis, and modeling capabilities.

At 5:00 P.M. ET on Tuesday, April 26, 2005, Answerthink will host a conference call to discuss first quarter earnings results for the period ending April 1, 2005. The number for the conference call is (888) 566-5771 (Passcode: First Quarter; Leader: Ted A. Fernandez). For International callers, please dial (210) 234-0000.

Page 4 of 7 – Answerthink Announces First Quarter Results

Please dial in at least 5-10 minutes prior to start time. If you are unable to participate on the conference call, a rebroadcast will be available beginning at 8:00 P.M. ET on Tuesday, April 26, 2005 and will run through 5:00 P.M. ET on Tuesday, May 10, 2005. To access the rebroadcast, please dial (800) 216-3086. For International callers, please dial (402) 220-3765.

In addition, Answerthink will also be webcasting this conference call live through the StreetEvents.com service. To participate, simply visit http://www.answerthink.com approximately 10 minutes prior to the start of the call and click on the conference call link provided. An online replay of the call will be available after 8:00 P.M. ET on Tuesday, April 26, 2005 and will run through 5:00 P.M. ET on Tuesday, May 10, 2005. To access the call, visit http://www.answerthink.com or http://www.streetevents.com.

About Answerthink

Answerthink, Inc. (www.answerthink.com) is a strategic business advisory and technology consulting firm that enables companies to achieve world-class business performance. By leveraging the comprehensive database of The Hackett Group, the world’s leading repository of enterprise best practice metrics and business process knowledge, Answerthink’s business and technology solutions help clients significantly improve performance and maximize returns on technology investments. Answerthink’s capabilities include benchmarking, business transformation, business applications, business intelligence, and offshore application development and support. Founded in 1997, Answerthink has offices throughout the United States and in Europe and India.

About The Hackett Group

The Hackett Group (www.thehackettgroup.com), a business process advisory firm and an Answerthink company, is a global leader in best practice research, benchmarking and transformation advisory services that empower executives to achieve world-class enterprise performance. Only The Hackett Group empirically defines world-class performance in sales, general and administrative (SG&A) and supply chain activities with analysis gained through 3,300 benchmark studies over 13 years at more than 1,865 of the world’s leading companies. The foundation of Hackett’s benchmarks, transformation services, and membership-based advisory programs is our proprietary database of Hackett-CertifiedSM Practices, approaches which are proven to correlate with superior performance metrics. This unparalleled knowledge repository enables Hackett business advisors to provide data, advice, and strategic insight with a level of integrity and authority available nowhere else. As of this writing, Hackett clients comprise 93 percent of the Dow Jones Industrials, 80 percent of the Fortune 100 and 90 percent of the Dow Jones Global Titans Index.

# # #

This press release contains “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results, performance or achievements to be materially different from the results, performance or achievements expressed or implied by the forward looking statements. Factors that impact such forward looking statements include, among others, our ability to effectively integrate acquisitions into our operations, our ability to attract additional business, our ability to effectively market and sell our recently launched transformation advisory product offerings and other new services, the timing of projects and the potential for contract cancellations by our customers, changes in expectations regarding the information technology industry, our ability to attract and retain skilled employees, possible changes in collections of accounts receivable, risks of competition, price and margin trends, changes in general economic conditions and interest rates as well as other risks detailed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004 filed with the Securities and Exchange Commission. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Page 5 of 7 - Answerthink Announces First Quarter Results

Answerthink, Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Quarter Ended
	April 1, 2005	April 2, 2004
	(unaudited)
Revenues:
Revenues before reimbursements	$33,178	$31,558
Reimbursements	3,694	3,531

Total revenues	36,872	35,089

Costs and expenses:
Project personnel and expenses:
Project personnel and expenses before reimbursable expenses	20,386	17,955
Reimbursable expenses	3,694	3,531

Total project personnel and expenses	24,080	21,486

Selling, general and administrative expenses	12,884	11,981
Restructuring costs	1,134	—
Stock compensation expense	557	802

Total costs and operating expenses	38,655	34,269

Income (loss) from operations	(1,783)	820
Other income (expense):
Interest income	263	190
Interest expense	(24)	—

Income (loss) before income taxes	(1,544)	1,010
Income taxes	(114)	43

Net income (loss)	$(1,430)	$967

Basic net income (loss) per common share	$(0.03)	$0.02
Weighted average common shares outstanding	43,439	44,825

Diluted net income (loss) per common share (1)	$(0.03)	$0.02
Weighted average common and common equivalent shares outstanding	43,439	49,438

Pro forma data: (2)
Income (loss) before income taxes	$(1,544)	$1,010
Restructuring costs	1,134	—
Stock compensation expense	557	802
Amortization of intangible assets	444	331

Pro forma income before income taxes	591	2,143
Pro forma income taxes	236	857

Pro forma net income	$355	$1,286

Pro forma basic net income per common share	$0.01	$0.03
Weighted average common shares outstanding	43,439	44,825
Pro forma diluted net income per common share	$0.01	$0.03
Weighted average common and common equivalent shares outstanding	47,540	49,438

(1)	Potentially dilutive shares were excluded from the diluted loss per share calculation for the quarter ended April 1, 2005 as their effects would have been anti-dilutive to the loss incurred by the Company.
(2)	The Company provides pro forma earnings results (which exclude amortization of intangible assets, non-cash compensation and restructuring charges, and include a normalized tax rate) as a complement to results provided in accordance with Generally Accepted Accounting Principles. These non-GAAP results are provided to enhance the users’s overall understanding of the Company’s current financial performance and its prospects for the future. The Company believes the non-GAAP results provide useful information to both management and investors by excluding certain expenses that it believes are not indicative of its core operating results. The non-GAAP measures are included to provide investors and management with an alternative method for assessing operating results in a manner that is focused on the performance of ongoing operations and to provide a more consistent basis for comparison between quarters. Further, these non-GAAP results are one of the primary indicators management uses for planning and forecasting in future periods. In addition, since the Company has historically reported non-GAAP results to the investment community, it believes the inclusion of non-GAAP numbers provides consistency in its financial reporting. The presentation of this additional information should not be considered in isolation or as a substitute for results prepared in accordance with accounting principles generally accepted in the United States of America.

Page 6 of 7 - Answerthink Announces First Quarter Results

Answerthink, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	April 1, 2005	December 31, 2004
	(unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$13,837	$38,890
Marketable investments	28,830	—
Accounts receivable and unbilled revenue, net	28,842	28,883
Prepaid expenses and other current assets	2,374	3,459

Total current assets	73,883	71,232

Marketable investments	4,909	9,902
Restricted cash	2,705	3,000
Property and equipment, net	6,927	7,568
Other assets	2,813	3,245
Goodwill, net	34,591	33,786

Total assets	$125,828	$128,733

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$3,169	$3,462
Accrued expenses and other liabilities	19,794	17,910

Total current liabilities	22,963	21,372
Accrued expenses and other liabilities, non-current	4,632	7,507

	27,595	28,879

Shareholders’ equity	98,233	99,854

Total liabilities and shareholders’ equity	$125,828	$128,733

Page 7 of 7 - Answerthink Announces First Quarter Results

Answerthink, Inc.

Supplemental Financial Data

(unaudited)

	2005	2004
	Q1	Q4	Q1
Revenue Breakdown by Group:
(in thousands)

The Hackett Group
Benchmarking and Membership Advisory Programs	$6,308	$5,852	$4,865
Transformation Advisory	9,079	8,240	7,045

Total The Hackett Group	15,387	14,092	11,910

Best Practice Solutions
Business Applications	13,233	12,327	14,819
Business Intelligence	8,252	7,259	8,360

Total Best Practice Solutions	21,485	19,586	23,179

Total revenues	$36,872	$33,678	$35,089

Revenue Concentration:
(% of total revenues)

Top customer	7%	5%	7%
Top 5 customers	24%	23%	24%
Top 10 customers	36%	36%	35%

Key Metrics and Other Financial Data:

Consultant utilization rate	70%	61%	75%
Gross billing rate per hour	$182	$181	$181
Net billing rate per hour	$164	$163	$163
Consultant headcount	569	550	493
Total headcount	753	717	639
Days sales outstanding (DSO)	71	78	67
Cash provided by (used in) operating activities (in thousands)	$(262)	$3,278	$241
Depreciation and amortization (in thousands)	$1,262	$1,467	$1,111

Share Repurchase Program:

Shares purchased since inception (in thousands)	5,723	5,527	3,550
Cost of shares repurchased since inception (in thousands)	$18,987	$18,178	$7,686
Average per share cost of shares purchased since inception	$3.32	$3.29	$2.16
Remaining authorization (in thousands)	$6,013	$6,822	$2,314